Exhibit 99.1

DERMTECH FILES FOR VOLUNTARY CHAPTER 11 PROTECTION

SAN DIEGO – June 18, 2024 – DermTech, Inc. (NASDAQ: DMTK) (DermTech or the Company), a leader in precision dermatology enabled by a non-invasive skin genomics technology, today filed for voluntary chapter 11 protection in the U.S. Bankruptcy Court for the District of Delaware. The chapter 11 filing is a continuation of the Company’s strategic alternatives review process. Currently, the Company intends to continue its laboratory operations and processing orders for the DermTech Melanoma Test (DMT), while simultaneously conducting a process to sell substantially all of its assets. Through the bankruptcy process, the Company intends to safeguard the interest of stakeholders and maximize the value of its assets.

DermTech is advised in this matter by Wilson, Sonsini, Goodrich & Rosati, PC, AlixPartners, Inc., and TD Cowen, a division of TD Securities.

Alongside the chapter 11 filings, the Company also implemented a reduction in force (RIF) to significantly reduce expenses associated with its current operations to preserve cash. This RIF resulted in an immediate workforce reduction of approximately 15 employees (approximately 20% of the Company’s workforce), with potential additional reductions of DermTech’s workforce in the future.

About DermTech

DermTech is a leading genomics company in dermatology and is creating a new category of medicine, precision dermatology, enabled by its non-invasive skin genomics technology. DermTech’s mission is to improve the lives of millions by providing non-invasive precision dermatology solutions that enable individualized care. DermTech provides genomic analysis of skin samples collected using its Smart StickersTM. DermTech develops and markets products that facilitate the assessment of melanoma. For additional information, please visit www.dermtech.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The expectations, estimates, and projections of DermTech may differ from its actual results and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “explore,” “estimate,” “project,” “budget,” “forecast,” ”aim,” “runway,” "outlook," “anticipate,” “intend,” “plan,” “strive," “may,” “will,” “sustain,” “remain," “continue,” “could,” “should,” “believe,” “predict,” “potential,” and similar expressions are intended to identify such forward‑looking statements. These forward-looking statements include, without limitation, expectations, evaluations and other statements with respect to: the performance, patient benefits, cost-effectiveness, commercialization and adoption of DermTech’s products and the market opportunity for these products; expectations regarding DermTech’s financial outlook, including its cash runway, future financial performance and ability to reduce cost, expenses and cash burn, including as a result of DermTech’s restructuring plan; and the prospects for DermTech’s review and evaluation of potential strategic alternatives; and the terms, timing, structure, benefits and costs of any strategic transaction and whether one will be consummated at all; and statements regarding the chapter 11 proceeding. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the control of DermTech and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted against DermTech; (2) DermTech’s ability to obtain additional capital when and as needed or on acceptable terms or its ability to complete a strategic transaction, the failure of which may result in DermTech having to further curtail its operations, liquidate or otherwise dispose of assets, wind-down or cease operations entirely, any of which may result in stockholders receiving limited or no value for their investment; (3) the existence of favorable or unfavorable clinical guidelines for DermTech’s tests; (4) the reimbursement of DermTech’s tests by government payers (including Medicare) and commercial payers; (5) the ability of patients or healthcare providers to obtain coverage of or sufficient reimbursement for DermTech’s products; (6) DermTech’s ability to manage its existing and potential future operations (including with respect to processing test orders), retain its key employees, maintain or improve its operating efficiency and reduce operating expenses, including, in each case, after the restructuring actions are complete; (7) changes in applicable laws or regulations; (8) the market adoption and demand for DermTech’s products and services together with the possibility that DermTech may be adversely affected by other economic, business, and/or competitive factors; (9) the potential outcome and timing of DermTech’s announced process to explore strategic alternatives, including the potential that no such transaction will be completed in a timely manner or at all or that such a transaction will result in any value to stockholders; (10) DermTech’s ability to continue as a going concern, (11) DermTech’s ability to continue operating in the ordinary course while the chapter 11 proceeding is pending, and (12) other risks and uncertainties included in the “Risk Factors” section of the most recent Annual Report on Form 10-K filed by DermTech with the Securities and Exchange Commission (the “SEC”), and other documents filed or to be filed by DermTech with the SEC, including subsequently filed reports. DermTech cautions that the foregoing list of factors is not exclusive. You should not place undue reliance upon any forward- looking statements, which speak only as of the date made. DermTech does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Contact

Investor Relations
DermTech
investorrelations@dermtech.com